Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-121479 of our report dated October 29, 2004, relating to the consolidated financial statements of American Achievement Corporation and subsidiaries, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Austin, Texas

February 10, 2005